AMENDED AND RESTATED CONSULTING AGREEMENT

     This AMENDED AND RESTATED CONSULTING AGREEMENT (this "Agreement"), dated as of May __, 2001, is entered into, by and among HELIX BIOMEDIX, INC., a Delaware corporation ("Helix"), KATZ-MILLER VENTURES L.L.C. ("Consultant"), Ralph Katz ("Katz") and Jeffrey A. Miller ("Miller") (Katz and Miller are sometimes referred to herein collectively as the "Consulting Principals").

                              PRELIMINARY RECITALS
                              --------------------

     WHEREAS, Helix and Consultant entered into a consulting agreement on September 30, 1999, containing provisions relating to the services to be provided to Helix by Consultant and the compensation to be paid by Helix to Consultant; and

     WHEREAS, Helix and Consultant desire to amend and restate the terms governing the relationship between the parties:

     NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Termination of Prior Agreement.
     ----------------------------------
     The prior agreement between the parties, dated September 30, 1999, is terminated and superseded in its entirety by this Agreement. Notwithstanding such termination, Helix acknowledges that Consultant has previously been awarded stock and options covering 280,000 shares in the aggregate, and agrees to take no steps to seek the return of such shares.

     2. Compensation.
     ----------------
     In consideration for the services heretofore rendered by Consultant and its agreement not to compete with Helix, Helix shall:

          (a) pay to Consultant the sum of Eighty Thousand Dollars ($80,000) on or before July 1, 2001.

          (b) extend to Consultant, subsequent to Consultant and the Consulting Principals executing a promissory note, in substantially the form as Exhibit A attached hereto, payable to Helix bearing interest at 5.985% per annum and bearing a term of sixty (60) days, a loan in the amount of Eighty Thousand Dollars ($80,000); and

          (c) issue to Consultant warrants to purchase Company common stock at the following exercise prices and amounts, all such warrants to expire on June 30, 2011:

               (i) Fifty Thousand (50,000) shares at $1.50 per share;

               (ii) Fifty Thousand (50,000) shares at $3.00 per share;

               (iii) Fifty Thousand (50,000) shares at $4.50 per share; and

               (iv) Fifty Thousand (50,000) shares at $6.00 per share.

     2.1 Restricted Stock
     --------------------

          (a) Consultant recognizes and understands that neither the warrants to be issued to Consultant hereunder nor the shares of Helix stock which may be obtained upon exercise of those warrants (collectively the "Securities") will be registered under the Securities Act of 1933 (the "Securities Act") or under the securities laws of any state.

          (b) Consultant represents and warrants that (i) each of the Consulting Principals has knowledge and experience in business, finance, securities and investments, such experience being based on actual participation therein; (ii) each of the Consulting Principals is capable of evaluating the merits and risks of an investment in the Securities; (iii) each of the Consulting Principals is an experienced and sophisticated investor and has experience in investments similar to that of the Securities; (iv) the Securities which may be acquired by it will be acquired solely for investment and not with a view toward resale or redistribution; (v) no assurances have been made concerning the future results of Helix or as to the value of the Securities; (vi) it (and each of the Consulting Principals) is an accredited investor within the meaning of Regulation D promulgated under the authority of the Securities Act; and (vii) the Consulting Principals are the sole equity owners of Consultant.

          (c) Consultant has consulted with its own counsel in regard to the securities laws and is fully aware (i) of the circumstances under which it is required to hold the Securities; (ii) of the limitations on the transfer or disposition of the Securities; and (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available.

          (d) Consultant has been furnished with a copy of the Annual Report on Form 10-KSB of Helix filed with the Commission under the Securities Exchange Act of 1934, as amended, for the fiscal year ended December 31, 2000. Helix has made available to Consultant the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of the information furnished to Consultant as set forth herein or for the purpose of considering the transactions contemplated hereby. Helix has offered, and agrees during the term of this Agreement, to make available to Consultant upon request at any time all exhibits filed by Helix with the Securities and Exchange Commission as part of any of the reports filed therewith.

     3. Restrictive Covenant.
     ------------------------
     Except as otherwise agreed to in writing by Helix, for a period of two years following execution of this Agreement, neither Consultant nor any of the Consulting Principals shall as an individual, partner, member of a joint venture, consultant agent, salesman, director or stockholder (other than a beneficial holder of not more than 5% of the outstanding voting stock of a company having at least 250 holders of voting stock) of a corporation, or otherwise directly or indirectly:

          (a) enter into or engage in any business or consult with any business or entity competitive with Helix in the area of the research into and development of commercial applications for lytic peptide technology within any area of the United States in which Helix is then doing business;

          (b) solicit or attempt to solicit any of Helix's customers with whom Consultant has had contact as a Consultant or employee of Helix with the intent or purpose to perform for such customer the same or similar services which Consultant performed for such customer during the term of his service hereunder or employment by Helix;

          (c) employ or solicit, or attempt to employ or solicit, for himself or any third party, the employment of any of Helix's employees; or

          (d) induce or attempt to induce any employee, consultant or agent of Helix to discontinue providing services to Helix.

     4. Right of First Refusal.
     --------------------------
     Subject to the terms and conditions specified in this Section 4, Consultant and the Consulting Principals hereby grant to Helix a right of first refusal with respect to any future sales by Consultant of shares of Helix's common stock now owned or which may be received pursuant to execution of any warrants described in Section 2(b) above (the "First Refusal Shares").

     Except as may be provided in Section 4(c) below, each time Consultant or a Consulting Principal proposes to offer any First Refusal Shares, such party (the "Offering Party") shall first make an offer of such shares to the Company in accordance with the following provisions:

          (a) The Offering Party shall deliver a notice by certified mail ("Notice") to Helix stating (i) its bona fide intention to offer such First Refusal Shares, (ii) the number of such shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such shares.

          (b) Within 7 calendar days after giving of the Notice, Helix may elect to purchase or obtain, at the price and on the terms specified in the Notice, any or all of the First Refusal Shares offered by the Offering Party.

          (c) The provisions of this Section 4 shall not apply to offers by Consultant to sell Helix's common stock in brokers' transactions as defined in Section 4(4) of the Securities Act.

     5. Release of Claims.
     ---------------------
     Each of the parties to this Agreement hereby agrees to fully and forever release, acquit and discharge all other parties to this Agreement, their past and present, subsidiary and affiliated corporations, divisions and business entities, and their past and present officers, directors, trustees, employees and agents from any and all liability for any and all injuries, claims, demands, damages, actions or suits of any kind or nature, including attorneys' fees and costs, arising out of Consultant and the Consulting Principals activities as such, based on any facts in existence in whole or in part at the time of the signing of this Agreement, and whether known or unknown at the time of the execution of this Agreement. This Section 5 shall not be interpreted to constitute a release of any claim arising from service by either of the Consulting Principals on the Board of Directors of Helix.

     6. Assignment.
     --------------
     No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written permission of the other party hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall be binding and inure to the benefit of the respective legal representatives, heirs, successors, affiliates and assigns of the parties hereto.

     7. Severability.
     ----------------
     If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable notwithstanding the adjustment or elimination of any such unenforceable provision.

     8. Counterparts.
     ----------------
     This agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

     9. Descriptive Headings: Interpretation.
     ----------------------------------------
     The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     10. Notices.
     ------------
     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally to the recipient;
(ii) sent to the recipient by reputable express courier services (charges prepaid); (iii) mailed to the recipient by certified or registered mail, return receipt and postage prepaid; or (iv) transmitted by facsimile to the recipient with a confirmation copy to follow the next day to be delivered by overnight carrier. Such notices, demands and other communications shall be sent to the addresses indicated below, or to such other address as the party may specify in writing:


                           (a)      If to Consultant, Katz or Miller

                           Katz-Miller Ventures L.L.C.
                           710 East Ogden, Suite 630
                           Naperville, Illinois 60563
                           Attn: Jeffrey A. Miller
                           Facsimile:       (781) 823-5520

                           (b)      If to Helix

                           Helix BioMedix, Inc.
                           210 Baronne Street, suite 1004
                           New Orleans, Louisiana 70112
                           Attn: Elizabeth L. Scheer
                           Facsimile:       (504) 525-2266

     The effective date of such notice shall be the date such notice is personally delivered, three days after the date of mailing if sent by certified or registered mail, one day after the date of delivery to the overnight courier if sent by overnight courier, or the next business day after the date of transmission if sent by facsimile.

     11. Confidential Information and Discoveries.
     ---------------------------------------------
     Consultant and each of the Consulting Principals agree that all information of a technical or business nature including but not limited to know-how, trade secrets, secret business information, plans, data, processes, techniques, customer information, inventions, discoveries, formulae, patterns and devices ("Confidential Information") pertaining to the business of Helix is a valuable business property right of Helix. Consultant and the Consulting Principals agree that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of Helix or otherwise used by Consultant or the Consulting Principals for any purpose other than the fulfillment of their respective obligations under this Agreement without the express authorization of Helix. Confidential Information does not include information which Consultant or the Consulting Principals can demonstrate (i) has become generally available to the public other than as a result of a disclosure by Consultant or the Consulting Principals; or (ii) has become available to Consultant or the Consulting Principals on a non-confidential basis from a source other than Helix, provided such source is not bound by a confidentiality agreement with Helix or otherwise prohibited from transmitting the information to Consultant or the Consulting Principals by a contractual, legal or fiduciary obligation.

     Any and all improvements, inventions, discoveries, formulae or processes in any way related to Helix's business which Consultant or the Consulting Principals may conceive or make during regular working hours or otherwise shall be sole and exclusive property of Helix and Consultant and the Consulting Principals will disclose the same to Helix and will, whenever requested by Helix to do so (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments or other instruments and do all things which Helix may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trademarks or other forms of protection, or in order to assign or convey or otherwise make available to Helix the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, formulae, processes, applications or patents.

     No provision in this Agreement is intended to require assignment of any of the rights of Consultant or the Consulting Principals in an invention if no equipment, supplies, facilities, or trade secret information of Helix was used to develop same, and if the invention was developed entirely on Consultant's or the Consulting Principals' own time, and the invention does not relate to the business of Helix or to Helix's actual or demonstrably anticipated research or development and does not result from any work performed by the Consultant or the Consulting Principals for Helix.

     The provisions of this Section 11 shall continue until two years following the execution of this Agreement.

     12. Return of Documents.
     ------------------------
     Consultant shall forthwith return and deliver to Helix and shall not retain any original or copies of any books, papers, price lists, customer contracts, bids, customer lists, files, books of account, notebooks and other documents and data (in printed, audio, video, electronic or other form) relating to the performance of services rendered by Consultant hereunder, all of which materials are hereby agreed to be the property of Helix.

     13. Preliminary Recitals.
     -------------------------
     The preliminary recitals set forth in the preamble hereto are hereby incorporated and made part of this Agreement.

     14. Entire Agreement.
     ---------------------
     Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements with respect to the subject matter hereof.

     15.  Governing  Law.
     --------------------
     This Agreement shall be construed and enforced in accordance with and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Washington as applied to Washington residents.

     16. Representations and Warranties.
     -----------------------------------


          16.1. Helix represents and warrants that (i) it is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate its Certificate of Incorporation, Bylaws, or any contract or agreement by which it is bound; and (ii) when executed and delivered, this Agreement will be enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally.

          16.2. Consultant and the Consulting Principals jointly and severally represent and warrant that (i) Consultant is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate its Articles of Organization, Operating Agreement, or any contract or agreement by which it is bound and (ii) this Agreement is valid and enforceable against Consultant and the Consulting Principals in accordance with its terms and each instrument to be executed by Consultant and the Consulting Principals pursuant to this Agreement will, when executed and delivered, be enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally.

     17. Compliance with Laws.
     -------------------------
     Consultant shall comply with all federal, state and local laws, regulations, ordinances, orders, decrees, resolutions and other acts of any governmental entity, including but not limited to securities laws and regulations that are applicable to this Agreement and the work and services performed or provided hereunder.

     18. Attorney's Fees.
     --------------------
     If a dispute arises relating to the performance of the obligations of either Consultant (or the Consulting Principals) or Helix pursuant to the terms of this Agreement and legal or other costs are incurred, the prevailing party shall be entitled to recover all reasonable costs incurred in the defense or prosecution of the claim, including court costs, reasonable attorney's fees and other claim-related expenses.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above first written.

HELIX BIOMEDIX, INC.


/s/ R. Stephen Beatty                          /s/ Ralph Katz
--------------------------------               ---------------------------------
By:  R. Stephen Beatty                         Ralph Katz
President and Chief Executive Officer


KATZ-MILLER VENTURES L.L.C.


                                               /s/ Jeffrey A. Miller
--------------------------------               ---------------------------------
By:                                            Jeffrey A. Miller

                                    Exhibit A



                                 PROMISSORY NOTE


$80,800                                                      Seattle, Washington
                                                                     May 1, 2001


The undersigned, Katz-Miller Ventures L.L.C., Ralph Katz and Jeffrey A. Miller (collectively "Maker"), promise to pay to Helix BioMedix, Inc. or order (collectively, "Holder"), the sum of Eighty Thousand Eight Hundred Dollars ($80,800) including accrued interest, all as hereinafter provided and upon the following agreements, terms and conditions.

                                  Interest Rate

     The entire principal balance of this Note shall bear simple interest from the date of this Note until this Note is fully paid at the rate of six percent (5.985%) per annum.

                                    Payments

     All interest to accrue under the term of this note shall be retained by Holder at the initial disbursement of funds under this Note. The entire principal balance of this Note shall be due and payable on or before July 1, 2001, and may be prepaid at any time without penalty.

     The principal balance may be paid in whole or in part through the surrender and redemption of shares of Helix Common Stock, such securities being valued at the closing trade on the day such shares are tendered in repayment of the principal balance.


                                Place of Payment

     All payments pursuant to this Note shall be made to Holder at 210 Baronne Street, Suite 1004, New Orleans, Louisiana 70112, or such other address as Holder may hereafter designate from time to time.

                            Default; Default Interest

     If Maker fails to pay this Note in strict accordance with its terms, or if Maker otherwise defaults under this Note, this Note shall bear interest from the date of default by Maker until the default is fully cured at a default interest rate ("Default Rate") equal to sixteen percent (16%) per annum. Notwithstanding the foregoing, if Maker defaults as described in this paragraph, at the option of Holder, this entire Note shall become immediately due and payable. After acceleration, this Note shall bear interest at the Default Rate.

                                 Applicable Law

     This Note shall be construed in accordance with and governed by the laws of the State of Washington.

                             Successors and Assigns

     This Note shall inure to the benefit of Holder and any successor or assignee of Holder. This Note shall be binding upon Maker and Maker's successors, assignees, personal representatives and heirs.

                               Costs and Expenses

     Maker shall pay all costs and expenses which Holder may incur in connection with this Note because of Maker's default, including, without limitation, the following costs: (a) reasonable attorneys' fees for legal services incurred by Holder in connection with any default by Maker relating to any determination of any rights or remedies of Holder; and (b) reasonable attorneys' fees for any actions, proceedings, reviews or appeals therefrom which Holder may institute or in which Holder may appear or participate.

                                    Liability

     Each person signing this Note shall be jointly and severally liable with respect to this Note and hereby waives demand, presentment for payment, notice of intention to accelerate the maturity, protest and notice of protest and nonpayment. Each such party hereby further agrees that none of the following events (with or without notice) shall diminish, impair or otherwise affect the liability of any such party with respect to this Note: (a) any modification or extension of the terms of this Note; or (b) any release of any party liable pursuant to this Note.


ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.



Katz-Miller Ventures L.L.C.                         /s/ Jeffrey A. Miller
                                                    ----------------------------
                                                    Jeffrey A. Miller

By:
   ----------------------------------               /s/ Ralph Katz
                                                    ----------------------------
    Its:                                            Ralph Katz
        -----------------------------